Table of Contents

Registration No. 333-294589

As filed with the Securities and Exchange Commission on August 18, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment #4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

Sensei Harbor Corp.
(Exact name of registrant as specified in its charter)

Wyoming	7371	33-4138751
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

22 Giorgi Maruashvili street

Tbilisi, 0101

Georgia

(307) 219-5906

+995557772754

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

____________________________

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

(307) 200-2803

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

__________________________

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SENSEI HARBOR CORP.

6,000,000 SHARES OF COMMON STOCK

Initial Public Offering

This is the initial offering of common stock of Sensei Harbor Corp. We are offering for sale a total of 6,000,000 shares of common stock, $0.001 par value, at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Zaza Bladadze, will attempt to sell the shares. He will receive no commission or other remuneration for any shares he may sell.

Sensei Harbor Corp is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Sensei Harbor Corp which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Link LLC. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The securities offered hereby are penny stocks and are subject to the penny stock rules under the Exchange Act. Broker-dealers dealing in penny stocks may be subject to additional disclosure and suitability obligations. See “Risk Factors” beginning on page 5 for a discussion of the risks associated with penny stock investments

Our sole officer and director Mr. Zaza Bladadze currently controls the registrant Company (Please read risk factors associated to our business).

However, if all 6,000,000 shares offered hereby are sold, Mr. Bladadze will own 3,500,000 of the 9,500,000 outstanding shares of common stock, representing approximately 36.8% of the Company’s voting power, and therefore will not own more than 50% of the Company’s voting power.

The Company, its executive, any company promoters or their affiliates intend for the company, once reporting, do not have any intentions for us to be used as a vehicle for a private company to become a reporting company.

Sensei Harbor Corp. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THEREFORE, BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY THE RISK FACTORS, BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2026

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

i

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SENSEI HARBOR CORP.” REFERS TO SENSEI HARBOR CORP. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in Wyoming on March 03,2025. We are an early-stage company with limited commercial operations . Our mission is to deliver a universal, all-in-one platform for corporate training and development, enabling organizations to enhance employee skills, streamline learning processes, and drive performance improvements.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds” elsewhere in this Prospectus). Our principal executive office is located at 22 Giorgi Maruashvili street, Tbilisi, 0101Georgia. Our phone numbers are +1(307)219-5906 and +995557772754.

Since inception, we have commenced limited commercial operations and currently operate two publicly available websites related to our online educational and training platform. Our financial statements for the period from inception through May 31, 2025 reports revenues of $0 and a net loss of $8,284. For the year ended May 31, 2026 the Company had revenue of $8,529 and a net loss of $12,878. Our independent registered public accounting firm has issued an audit opinion for Sensei Harbor Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

1

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company’s executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

We also qualify as a “smaller reporting company” as defined in Rule 405 of the Securities Act because the market value of our common stock held by non-affiliates is less than $250 million and our annual revenues are less than $100 million during the most recently completed fiscal year. As a smaller reporting company, we may continue to rely on reduced disclosure requirements even if we no longer qualify as an emerging growth company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;

•	the first fiscal year after our annual gross revenues are $1 billion or more;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

2

The Offering

The Issuer:	Sensei Harbor Corp.

Securities Being Offered:	6,000,000 shares of common stock.

Price Per Share:	$0.02

Duration of the Offering:

The offering shall terminate on the earlier of

(i) the date when the sale of all 6,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of our director Mr. Zaza Bladadze.

Gross Proceeds	$120,000

Securities Issued and Outstanding:	There are 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Zaza Bladadze.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $10,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

3

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from inception (March 3, 2025) through May 31, 2025 and the year ended May 31, 2026.

Financial Summary	May 31, 2026 ($)	May 31, 2025 ($)
Cash and Deposits	12,026	3,500
Total Assets	40,424	3,500
Total Liabilities	58,086	8,284
Total Stockholder’s Deficit	(17,622)	(4,784)

Statement of Operations	Year ended May 31, 2026 ($)	From March 3, 2025 (Inception) to May 31, 2025 ($)
Revenue	8,529	–
Cost of Goods Sold	9,000	–
Total Expenses	12,407	8,284
Net Loss for the Period	(12,878)	(8,284)

4

RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. This risk factor section includes all material risks of which our company is aware. The trading price of our common stock, when and if we are ever able to trade our common stock, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We are solely dependent upon the funds to be raised in this offering to start our business. If we don’t raise these proceeds, we will not achieve revenues and profitable operations and our business will likely fail.

Our current operating funds are less than we require to complete our intended operations plan. As of May 31, 2025, we had cash in the amount of $3,500 and liabilities of $8,284. As of May 31, 2026, we had cash in the amount of $12,026 and liabilities of $58,086. As of this date, we have had limited operations and insignificant income. We require the proceeds from this offering to achieve sufficient revenue and profitable operations. There is no assurance that we will be successful in raising the funds from this offering. If we are not successful in raising the said funds our business may fail.

There is substantial uncertainly as to whether we will continue as a going concern. If we discontinue operations, you will lose your investment.

We have incurred losses since our inception resulting in an accumulated deficit of $8,284 at May 31, 2025. As of May 31, 2026, the Company have incurred an accumulated deficit of $21,162. However, we are anticipating losses during the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the period from inception (March 3, 2025) through May 31, 2025 and the year ended May 31, 2026. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

We are a development stage company and have commenced limited operations in our business. We expect to incur operating losses for the foreseeable future

Having commenced limited business operations, we currently lack the ability to assess the likelihood of our success. Potential stakeholders should be mindful of the challenges typically faced by new ventures, as well as the high failure rate associated with such enterprises. Success must be considered in light of various challenges, including but not limited to unanticipated issues related to generating sufficient cash flow to sustain operations, potential costs and expenses exceeding initial projections, and complications inherent in the development of our business.

Before generating substantial revenue, we expect to encounter increased operational costs. We anticipate incurring significant losses during the early stages of our business. If our business strategy does not yield the expected results, we may be unable to continue operations.

Given the absence of a track record, there is no reliable basis for assuming the likelihood of success. It is possible that we may not achieve substantial revenue or profitability. Should we fail to effectively address these challenges, the likelihood of business failure would be high.

5

Since our services and software will not be safeguarded by patents, there is a possibility that competitors could replicate our technology, which may jeopardize the sustainability of our business.

Our potential competitive advantage will rely on the professional expertise of our team and the unique services we provide. Due to the substantial costs and potential hurdles associated with obtaining patents, we have opted not to pursue patent protection for our software. Consequently, our business is exposed to the risk of competitors imitating our approach or reverse-engineering our technology to develop similar offerings.

If such circumstances arise, they could substantially weaken our ability to differentiate our services in the marketplace, potentially leading to significant challenges in sustaining operations and the eventual failure of our business.

As a small company with limited resources, our capacity to execute a comprehensive marketing campaign is constrained, which may impact our ability to attract a sufficient client base to sustain profitability.

Due to our restricted capital, our marketing efforts may fall short in reaching potential customers and establishing widespread awareness of our offerings. This limitation could result in an inadequate customer base to support our operational goals.

If we are unable to achieve profitability, we may be compelled to reduce or completely halt our business activities, potentially leading to the cessation of operations.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

Our operations will be conducted outside the United States. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officers;

•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

•	bringing an original action in foreign courts to enforce liabilities

If Zaza Bladadze, our sole officer and director, should resign, that could result in our operations being suspended. If that should occur, our business could fail, and you could lose your entire investment.

We solely, and therefore are extremely depending on the services of our sole officer and director, Z.Bladadze for the future success of the business. The loss of the services of Mr. Zaza Bladadze, could have an adverse effect on our business, financial condition and results of operations. Mr. Zaza Bladadze, our sole officer and director, and if he should die there will be no one to appoint a new officer and, in that event, we will have no alternative but to cease operations.

Our president Mr. Zaza Bladadze has no significant experience in the software development industry.

Mr. Bladadze does not have significant professional experience in the software development industry. However, he has acquired general knowledge and familiarity with software development concepts through independent study, involvement in the development and operation of the Company’s websites and platform, and management of the Company’s ongoing software-related activities. Despite this experience, Mr. Bladadze has limited professional experience managing a software development business, which may adversely affect the Company’s ability to successfully develop and expand its operations.

6

The market in which we operate is highly competitive and dynamic, with relatively low barriers to entry.

As new technologies emerge and additional competitors enter the industry, we anticipate that the level of competition will continue to grow and intensify. This heightened competition may impact our ability to expand our future sales, retain customers, and maintain our pricing structure, which could adversely affect our operating results.

Investors cannot withdraw funds once their subscription agreements are accepted by the Company. Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Sensei Harbor Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

Investors in this offering will have limited control over decision making because the company’s sole officer and director controls a majority of the issued and outstanding common stock

Our sole officer and director Mr. Zaza Bladadze, owns a majority of the outstanding common stock at the present time. Although Mr. Bladadze will no longer own a majority of the outstanding common stock if all shares offered hereby are sold, he may continue to exert significant influence over matters submitted to stockholders due to his substantial ownership position As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions, which require stockholder approval.

As an “emerging growth company” under the JOBS act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

7

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, even if we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue to take advantage of certain reduced reporting and disclosure requirements applicable to smaller reporting companies

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,500,000 shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering and might have an adverse effect on any trading market for our common stock.

RISKS ASSOCIATED WITH THIS OFFERING

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term “penny stock” generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

8

Market for penny stock has suffered in recent years from patterns of fraud and abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We will not be required to comply with certain provisions of the Sarbanes-Oxley act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. We will be exempt from the auditor attestation requirement concerning management’s report on the effectiveness of internal control over financial reporting for so long as we remain a smaller reporting company.

Our status as an “emerging growth company” under the JOBS act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Zaza Bladadze, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Our president, Mr. Zaza Bladadze, does not have any prior experience conducting a best-effort offering, and our best effort offering do not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Zaza Bladadze, does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Our sole officer and director resides in Georgia and substantially all of our operations and assets are located in Georgia, which may make it difficult for investors to enforce U.S. judgments and may expose us to risks associated with foreign operations.

Our sole officer and director, Zaza Bladadze, is a resident of Georgia, and substantially all of our operations and assets are located in Georgia. As a result, investors may face difficulties in effecting service of process within the United States upon our officer and director or enforcing judgments obtained in U.S. courts against him, including judgments based upon the civil liability provisions of the U.S. federal securities laws.

In addition, because our operations are located in Georgia, our business may be subject to risks associated with conducting business in a foreign jurisdiction, including changes in local economic conditions, political developments, regulatory requirements, tax laws, currency fluctuations, and limitations on the enforcement of U.S. legal rights and remedies. Any adverse developments in Georgia could materially and adversely affect our business, financial condition, and results of operations.

As a section 15(d) filer, we will not be a fully reporting company.

We will not be subject to the proxy rules under Section 14 of the Exchange Act, the prohibition of short-swing profits under Section 16 of the Exchange Act and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act. If we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Exchange Act.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Link LLC. The OTC Link LLC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Link LLC is not an issuer listing service, market or exchange. Although the OTC Link LLC does not have any listing requirements per se, to be eligible for quotation on the OTC Link LLC, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Link LLC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Link LLC that become delinquent in their required filings will be removed following a 30-day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sensei Harbor Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Zaza Bladadze, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Link LLC. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $15,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Link LLC.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

	25% of offering	50% of offering	75% of offering	100% of offering
Gross proceeds	$30,000	$60,000	$90,000	$120,000

In order of priority, the gross proceeds of the offering will be used as follows:

	25% of offering	50% of offering	75% of offering	100% of offering
Office and Equipment	$1,000	$3,000	$6,000	$10,000
Marketing Campaign	$–	$15,000	$35,000	$42,000
Software development	$14,000	$27,000	$34,000	$53,000
General and administrative	$15,000	$15,000	$15,000	$15,000
TOTAL	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

“General and Administrative Costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, as well as general working capital, which are estimated to be approximately $15,000 per year.

We are not intending to use the net proceeds from the offering to pay compensation to Mr. Zaza Bladadze or to repay the loan from Mr. Zaza Bladadze.

If necessary, Zaza Bladadze, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Link LLC. Mr. Zaza Bladadze, will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Zaza Bladadze. Mr. Zaza Bladadze, will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on May 31, 2025, Zaza Bladadze paid $0.001 per share for the 3,500,000 shares of common stock.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2026, the negative net tangible book value of the shares was negative $45,162 or approximately negative $0.0129 per share, based upon 3,500,000 shares outstanding. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Percent of Offering Completed	25%	50%	75%	100%

Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.02	$0.02	$0.02	$0.02
Shares outstanding after offering	5,000,000	6,500,000	8,000,000	9,500,000
Book value before distribution per share	$(0.0129)	$(0.0129)	$(0.0129)	(0.0129)
Increase in book value per share	0.0069	0.0129	0.0166	0.0192
Book value after distribution per share	$(0.0060)	$0.0000	$0.0037	$0.0063
Dilution to purchasers	$0.0260	$0.0200	$0.0163	$0.0137
Dilution as percentage	130%	100%	81%	69%
% old shareholders’ ownership	70%	54%	44%	37%
% new shareholders’ ownership	30%	46%	56%	63%

SELLING SECURITY HOLDERS

Not applicable, we do not have any selling security holders.

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PLAN OF DISTRIBUTION

We have 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 6,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Zaza Bladadze, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Zaza Bladadze, is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Zaza Bladadze, will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Zaza Bladadze, is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Zaza Bladadze, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Zaza Bladadze, not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 6,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Link LLC. In order to be quoted on the OTC Link LLC, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2025, there were 3,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Sensei Harbor Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the issuance of the shares of common stock offered by us has been passed upon by LAW OFFICE OF CARL P. RANNO.

Experts

Qi CPA LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Qi CPA LLC has presented its report with respect to our audited financial statements.

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INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We are an early-stage software development company operating in the online learning industry. The Company has commenced limited commercial operations and generated revenue from customer contracts; however, the platform currently contains limited features and functionality while additional development, integrations and enhancements continue.

The company’s internet addresses (website URLs) are:

•       https://viducate.pro/ — the official landing website with general company and product information.

•       https://viducateplatform.com/ — the main Viducate platform where customers can access and use the service.

Our primary focus is on building a universal, all-in-one platform for efficient corporate training and employee development.

We aim to automate the employee training process, enhance skills and competencies, and increase business productivity and competitiveness. The platform provides a personalized approach to learning, adapting to employees' knowledge levels, roles, and career goals.

Key Features:

Adaptive Learning:

AI analyzes employee skills, progress, and goals to select appropriate courses and materials.

Difficulty levels and module topics are automatically adjusted.

Employee Dashboard:

Individual learning plans.

Gamification: points, levels, and badges for achievements.

Progress tracking and feedback.

Integration with Corporate Systems:

Integration with HRMS (Human Resource Management Systems).

Connection to Microsoft Teams, Slack, and Zoom for training sessions and webinars.

Training Management for Managers:

Group course creation for teams.

Setting up training for key skills aligned with corporate objectives.

Analytics dashboard: engagement metrics, completed courses, and skill improvement data.

Course Library:

Prebuilt course library (covering soft and hard skills).

Ability to upload custom materials.

Partnerships with educational platforms (Coursera, Udemy, LinkedIn Learning).

Automated Certification:

Employees are automatically awarded certificates upon course completion.

Custom certificates with company branding can be created.

Individual Feedback:

Built-in tools for knowledge assessment (tests, case studies, projects).

Feedback from peers or managers

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We have entered into and fulfilled three contracts with the following material terms:

Contract #1 Effective Date: 08/15/2025. Our company grants the Client access to our online educational and training platform. The Client agrees to pay $4,950.

Contract #2 Effective Date: 11/20/2025. Our company grants the Client access to our online educational and training platform. The client agreed to pay $7,000.

Contract #3 Effective Date: 04/20/2026. Our company grants the Client access to our online educational and training platform. The client agreed to pay $10,381.

On August 1, 2025, we entered into a Mobile Application and Website Purchase Agreement with UK -based company to acquire the Viducate online learning platform, related website assets, Android mobile application, source code and databases.

The aggregate purchase price is $33,000, payable in installments based on development and deployment milestones. The agreement also includes customary representations and warranties, confidentiality obligations, indemnification provisions, and transfer documentation requirements.The Company did not pay the full purchase price of the $33,000 on January 20, 2026. As of May 25,2026, $10,000 has been paid toward the outstanding balance by the Company’s director. Closing is scheduled to occur on or before October 25, 2026.

The Viducate software acquired by the Company on November 25, 2025 consists of an online corporate learning and training management platform designed to help companies manage, organize, and automate employee training processes.

The software includes operational functionality for both administrators/managers and employees. Current operational features include user authentication systems, employee and administrator dashboards, course creation and management tools, employee enrollment and participation tracking, video-based training modules, testing and assessment functionality, AI-based evaluations, reporting and analytics tools, progress tracking systems, and gamification features such as XP points, levels, and achievement badges.

The platform also includes operational database systems, backend infrastructure, APIs, and administrative management tools necessary for operation and development of the platform.

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Revenue:

Our revenue strategy may be following:

Subscription-Based Model

Our future clients will pay a recurring fee (monthly or annually) based on the number of active users or employees

Tiers:

Basic: Access to core features like course libraries and performance tracking.

Pro: Includes advanced analytics, integrations, and AI-driven insights.

Enterprise: Customizable plans for large organizations with added support.

Pay-Per-Use

Companies will pay for the specific features or services they use, such as:

Purchasing individual courses or training modules.

White-Label Solutions

We will offer a customizable version of our program branded specifically for a client’s organization.

Features: Customized design, unique content integration, and exclusive hosting.

Revenue Stream: One-time setup fee + ongoing maintenance and support costs.

Marketplace Commission

Our future platform can act as a marketplace for third-party course creators, charging a commission on every course sold.

Revenue Stream: Percentage (e.g., 20%-30%) of each course sale.

Consulting and Customization

We will offer consulting services to tailor training programs and implement our platform for specific business needs.

Revenue Stream: Hourly or project-based fees for consultation and customization.

Corporate Partnerships

We are going to collaborate with HR firms, educational institutions, or certification bodies to co-brand or co-market our platform.

Revenue Stream: Partnership fees, revenue sharing, or exclusive contracts.

Competition and Marketing

Our future program will operate in the competitive corporate training and development industry, where several established platforms offer comprehensive learning management solutions. Here are five notable competitors:

Docebo

A cloud-based corporate training platform designed for talent development, employee onboarding, compliance training, and sales enablement. Docebo enables AI-powered learning experiences that adapt to each employee, offering the right training and content management at every learning stage.

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TalentLMS

We are going to market our platform through various channels and strategies:

Digital Marketing

Website and SEO:

Build a content-rich website optimized for search engines.

Target keywords like "corporate training platform" and "LMS solutions."

Social Media Marketing:

Establish a presence on LinkedIn, Twitter, and YouTube.

Share case studies, testimonials, and educational content.

Email Campaigns:

Send personalized emails targeting HR and L&D professionals.

Include demos, webinars, and success stories.

Content Marketing:

Publish blogs, whitepapers, and eBooks on training and development trends.

Offer downloadable guides to attract leads.

Pay-Per-Click (PPC) Advertising:

Run targeted ads on Google and LinkedIn to capture high-intent searches.

Partnerships and Collaborations

Partner with HR consulting firms, training providers, and industry associations.

Collaborate with thought leaders for webinars and guest content.

Referral and Affiliate Programs

Incentivize existing users and partners to recommend our platform

Offer discounts or rewards for successful referrals.

Lead Generation and Conversion

Free Trial or Freemium Model:

Offer a limited version of our platform to attract potential clients.

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Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Zaza Bladadze, who currently devotes approximately twenty hours per week to company matters.

Government Regulation

We are subject to compliance with laws, governmental regulations, administrative determinations, court decisions and similar constraints.

The company upon implementing its business plan expects to be in compliance with U.S. federal laws, including the U.S. Privacy Act of 1974, Health Insurance Portability and Accountability Act of 1996, Children’s Online Privacy Protection Act of 1998 (COPPA), 1999 Gramm-Leach Bliley Act that protects the rights and data of U.S. consumers, patients, minors and others.

We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

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DESCRIPTION OF PROPERTY

Offices

Our business office is located at 22 Giorgi Maruashvili street, Tbilisi,0101Georgia. This address was provided by sole officer and president, Mr. Zaza Bladadze. Our telephone numbers are (307) 219-5906 and +995557772754.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are an early-stage company with limited commercial operations. The Company currently operates two publicly available websites related to its online educational and training platform and has generated limited revenue from customer contracts. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months..

During the year ended May 31, 2026, we generated revenue of $8,529 from three customer contracts related to access to our online educational and training platform. These revenues were generated from limited initial commercial activities and do not represent significant or recurring operations. We do not anticipate generating substantial or consistent revenues until we raise additional funds necessary to expand our marketing activities, customer acquisition efforts, and platform development.

Following the completion of this offering and receipt of sufficient funding, we expect to commence a broader marketing program within approximately 30 to 60 days. The anticipated costs associated with our marketing activities are expected to range from approximately $15,000 to $42,000 depending on the amount of proceeds raised in this offering. Our planned marketing activities are expected to include digital advertising, search engine optimization, social media marketing, email campaigns, content marketing, and partnership development initiatives.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

As of May 31, 2026 and 2025, our cash balance was $12,026 and $3,500, respectively. We may not be able to raise sufficient funds from this offering to sustain our operations. Zaza Bladadze, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Zaza Bladadze, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We do not currently have any arrangements for additional financing.

After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period our operations will be limited due to the limited amount of funds on hand, Our plan of operations following the completion is as follows:

Following the effectiveness of this registration statement, our primary focus will be raising capital through this offering and continuing development of our online educational and corporate training platform.

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Our operational plan is expected to proceed in several stages:

Phase 1 – Core Platform Enhancement (0–3 Months)

During the initial stage, we intend to focus on improving the existing platform infrastructure and expanding core functionality. Planned activities include:
• enhancement of user dashboards and course management systems;
• implementation of additional administrative and reporting tools;
• improvement of platform stability and user interface functionality; and
• continued development of learning modules and certification systems.

Estimated costs for this phase are approximately $14,000 to $27,000 depending on the amount of offering proceeds received.

Phase 2 – Integration and Feature Expansion (3–6 Months)

During the second stage, we intend to:
• develop integrations with third-party platforms such as Microsoft Teams, Slack, and Zoom;
• expand analytics and performance tracking features;
• improve AI-based learning recommendations; and
• expand the course library and customization tools.

Estimated costs for this phase are approximately $20,000 to $34,000.

Phase 3 – Marketing and Customer Acquisition (1–12 Months)

Following sufficient funding, we intend to begin broader marketing activities within approximately 30 to 60 days after receipt of offering proceeds. Planned marketing activities include:
• digital advertising campaigns;
• search engine optimization;
• social media marketing;
• email marketing campaigns;
• content marketing initiatives; and
• partnership and referral programs.

Estimated marketing costs are expected to range from approximately $15,000 to $42,000 depending on the amount raised in this offering.

The level of operations we expect to achieve will depend on the amount of proceeds raised in this offering:

If 25% of the offering is completed ($30,000 gross proceeds), we expect to continue limited software development activities, maintain basic operations, and improve core platform functionality. Under this scenario, we would have limited ability to conduct marketing activities or significantly expand operations.

If 50% of the offering is completed ($60,000 gross proceeds), we expect to complete additional platform enhancements, begin limited marketing activities, and implement selected third-party integrations.

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If 75% of the offering is completed ($90,000 gross proceeds), we expect to expand platform functionality, increase marketing efforts, improve customer acquisition activities, and further develop analytics and AI-based features.

If 100% of the offering is completed ($120,000 gross proceeds), we expect to fully implement our planned operational strategy for the next twelve months, including expanded software development, broader marketing campaigns, customer acquisition efforts, platform integrations, and additional feature development.

There can be no assurance that we will successfully complete these development objectives or generate sufficient revenues from operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the early stages of operations and have generated limited revenue to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations for the period from March 3, 2025 (inception) through May 31, 2025

During the period the Company did not generate any revenue.

Total expenses for the period from inception through May 31, 2025 were $8,284 consisting of general and administrative.

The company recorded a net loss of $8,284 for the period from inception through May 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2025, the Company had $3,500 cash and our liabilities were $304, comprising $8,284 owed to Zaza Bladadze, our sole officer and director. The available capital is not sufficient for the Company to remain operational.

Net cash used in operating activities for the period from March 3, 2025 (inception) through May 31, 2025, was $284.

Cash flows from financing activities for the period from March 3, 2025 (inception) through May 31, 2025, was $3,784.

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Results of operations for the year ended May 31, 2026

During the year ended May 31, 2026, the Company generated $8,529 of revenue. The cost of goods sold for the period was $9,000.

Total expenses for the year ended May 31, 2026, were $12,407 consisting of amortization expenses and general and administrative expenses.

The company recorded a net loss of $12,878 for the year ended May 31, 2026.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2026, the Company’s current assets were $12,924, comprising $12,026 of cash and $898 of prepaid expenses, and our liabilities were $58,086, comprising $35,000 of accounts payable, $9,284 owed to Zaza Bladadze, our sole officer and director and $13,802 of deferred revenue. The available capital is not sufficient for the Company to remain operational.

Net cash used in operating activities for the year ended May 31, 2026, was $474.

The Company had no cash inflows or outflows from investing activities for the year ended May 31, 2026.

Cash flows from financing activities for the year ended May 31, 2026, was $9,000.

Since inception, we have sold 3,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider funding this work is public offering.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short-term expenses exceed our expectations, the company’s sole officer and director, Zaza Bladadze, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. We believe that we will obtain this loan from our director as he is the majority owner of the company and therefore has an incentive to finance us.

Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $15,000.

26

Management believes that the net proceeds, assuming a minimum of $30,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to sustain operations and to pay for our costs of being a reporting company for 12 months. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Sensei Harbor Corp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

27

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Zaza Bladadze, 22 Giorgi Maruashvili street, Tbilisi, 0101Georgia	44	President, Secretary, Treasurer and Director

Zaza Bladadze , age 44

Mr. Zaza Bladadze has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on March 3, 2025.

He has got the bachelor of Business Administration in Marketing from Caucasus University. He has been self-employed for the last 7 years.

In most projects, his responsibilities included offering strategic advice, shaping the company’s direction, and driving various products to market. He has also undertaken courses in Quality Assurance and Test Automation and has been involved in software development projects, giving him a solid technical foundation for understanding the creation and promotion of mobile applications.

Zaza Bladadze demonstrates qualities such as creativity, leadership, analytical thinking, persuasiveness, the ability to inspire, team-building skills, sociability, resilience under pressure, and a strong sense of responsibility. These characteristics make him highly capable of effectively managing our business.

We believe that Mr. Zaza Bladadze’s specific experience, qualifications, and skills will enable us to develop our business.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our officers are appointed by Mr. Zaza Bladadze and hold office until removed by him or until their resignation.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

28

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company’s internal accounting controls, practices and policies.

29

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer and director for the years ended May 31, 2026 and 2025.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Zaza Bladadze, President, Director, Treasurer and Secretary	May 31,2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Zaza Bladadze, President, Director, Treasurer and Secretary	May 31,2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Zaza Bladadze, currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)

Zaza Bladadze	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On Mary 30, 2025 we issued a total of 3,500,000 shares of restricted common stock to Zaza Bladadze, our sole officer and director in consideration of $3,500,000.

Further, Mr. Zaza Bladadze advanced funds to us. As of May 31, 2026 and 2025, Mr. Zaza Bladadze, advanced us $9,284 and $284, respectively. Mr. Zaza Bladadze, will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Zaza Bladadze. Mr. Zaza Bladadze, will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Zaza Bladadze, does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Zaza Bladadze, or the repayment of the funds to Mr. Zaza Bladadze. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 31, 2024 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Zaza Bladadze, 22 Giorgi Maruashvili street, Tbilisi, 0101 Georgia	3,500,000 shares of common stock	100%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on Mary 31, 2025. As of May 31, 2025, there were 3,500,000 shares of our common stock issued and outstanding.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Link LLC upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

 he broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Wyoming Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

32

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

33

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Qi CPA LLC. Our financial statements for the year ended May 31, 2025, immediately follow:

SENSEI HARBOR CORP.

FINANCIAL STATEMENTS

34

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Sensei Harbor Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sensei Harbor Corp. (the “Company”) as of May 31, 2025 and the related statements of operations, stockholders’ deficiency, and cash flows for the period from March 3, 2025 (Inception) to May 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Sensei Harbor Corp. as of May 31, 2025 and the results of its operations and cash flows for flows for the period from March 3, 2025 (Inception) to May 31, 2025 in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

/s/

Valley Stream, New York

March 25, 2026

We have served as the Company’s auditor since 2025.

PCAOB ID: 6631

F-1

SENSEI HARBOR CORP.

BALANCE SHEET

May 31, 2025

ASSETS

Current Assets
Cash and Cash Equivalents	$3,500
Total Current Assets	3,500

TOTAL ASSETS	$3,500

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accounts Payable	$8,000
Related-Parties Loan	284

Total Liabilities	8,284

Commitment and contingencies

STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,500,000 shares issued and outstanding	3,500
Accumulated Deficit	(8,284)

Total Stockholder’s Deficit	(4,784)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$3,500

The accompanying notes are an integral part of these financial statements.

F-2

SENSEI HARBOR CORP.

STATEMENT OF OPERATIONS

For the period from March 3, 2025 (inception) to May 31, 2025

For the period from March 3, 2025 (inception) to May 31, 2025

REVENUE:
Sales	$–
Total Revenues	–

Cost of Goods Sold	–

Gross Profit	–

EXPENSES:
General and Administrative Expenses	8,284
Total Expenses	8,284

Loss Before Income Taxes	(8,284)

Provision for Income Taxes	–

NET LOSS	$(8,284)

Net loss per common share – basic	$(0.02)

Weighted average number of common shares outstanding – basic	39,326

The accompanying notes are an integral part of these financial statements.

F-3

SENSEI HARBOR CORP.

STATEMENTS OF STOCKHOLDER’S DEFICIT

For the period from March 3, 2025 (inception) to May 31, 2025

				Total
	Common Stock		Accumulated	Stockholder’s
	Shares	Amount	Deficit	Deficit

Balance as of March 3, 2025 (inception)	–	$–	$–	$–

Issuance of common stock	3,500,000	3,500	–	3,500

Net loss	–	–	(8,284)	(8,284)

Balance as of May 31, 2025	3,500,000	$3,500	$(8,284)	$(4,784)

The accompanying notes are an integral part of these financial statements.

F-4

SENSEI HARBOR CORP.

STATEMENT OF CASH FLOWS

For the period from March 3, 2025 (inception) to May 31, 2025

For the period from March 3, 2025 (inception) to May 31, 2025

Cash Flows from Operating Activities:
Net Loss	$(8,284)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Change in operating assets and liabilities:
Accounts Payable	8,000
Net cash used in operating activities	(284)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	3,500
Related-Parties Loan	284
Net cash provided by financing activities	3,784

OVERVIEW
Net increase (decrease) in cash and cash equivalents	3,500
Cash and cash equivalents, beginning of the period	–
Cash and cash equivalents, end of the period	$3,500

The accompanying notes are an integral part of these financial statements.

F-5

SENSEI HARBOR CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from March 3, 2025 (inception) to May 31, 2025

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sensei Harbor Corp. was incorporated in March 2025 under the laws of the State of Wyoming. We are a development-stage company currently initiating operations in software development and the online learning industry. Our primary focus is on building a universal, all-in-one platform for efficient corporate training and employee development. Our program will provide a seamless, user-friendly experience for all key users, including employees, managers, and administrators, involved in corporate training and development.

We aim to automate the employee training process, enhance skills and competencies, and increase business productivity and competitiveness. The platform provides a personalized approach to learning, adapting to employees' knowledge levels, roles, and career goals.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from March 3, 2025 (inception) to May 31, 2025.

The Company’s year-end is May 31.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate the continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of May 31, 2025. The Company had an accumulated deficit of $8,284 as of May 31, 2025 and a net loss of $8,284 for the period from March 3, 2025 (inception) to May 31, 2025. In addition, the Company had limited working capital and had not yet established a stable source of revenues sufficient to cover operating costs and allow it to continue operations over an extended period of time.

Management expects that the Company will continue to require additional capital to fund its operations in the near term. The Company intends to obtain additional financing through equity or debt financings and other potential capital sources. However, there can be no assurance that such financing will be available on acceptable terms, or at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customer”. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company recognizes revenue when the services are completed and delivered in accordance with the terms of the contract.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (i) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Loss Per Share

The Company reports loss per share in accordance with Accounting Standards Codification (“ASC”) 260, “Earnings per Share”. Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of May 31, 2025.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-7

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

In November 2023, the Financial Standards Accounting Board (FASB) issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which enhances the transparency of income tax disclosures. The amendments require expanded information within the rate reconciliation, including both dollar amounts and percentage effects, and require disaggregation of income taxes paid by federal, state, and foreign jurisdictions. The ASU also requires additional detail regarding deferred tax assets and liabilities and valuation allowances. The guidance in ASU 2023-09 is effective for annual reporting periods in fiscal years beginning after December 15, 2024. As such, the Company adopted this ASU and has disclosed the required information in Note 6, Income Taxes.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 30, 2025, the Company issued 3,500,000 shares of common stock to its president, Zaza Bladadze, for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of May 31, 2025.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of May 31, 2025, the Company’s president has loaned to the Company $284 for working capital purposes. This loan is unsecured, non-interest bearing and due on demand.

F-8

NOTE 5 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the period from March 3, 2025 (inception) to May 31, 2025, consists of the following:

For the period from March 3, 2025 (inception) to May 31, 2025
Federal income tax benefit attributable to:
Current Operations	$8,284
Less: valuation allowance	(8,284)
Net provision for Federal income taxes	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

May 31, 2025
Deferred tax asset attributable to:
Net operating loss carryover	$1,740
Less: valuation allowance	(1,740)
Net deferred tax asset	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $60 as of May 31, 2025, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On August 1, 2025, the Company entered into a Mobile Application and Website Purchase Agreement. The software is located at https://viducateplatform.com/. The Company became the owner of the Viducate software on November 25, 2025. The seller of the software agreed, under an addendum to the agreement dated December 20, 2025, that the payment would be deferred until January 20, 2026.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2025, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those described below.

As noted in Note 6, on August 1, 2025, the Company entered into a Mobile Application and Website Purchase Agreement. The software is located at https://viducateplatform.com/. The Company became the owner of the Viducate software on November 25, 2025.

F-9

SENSEI HARBOR CORP.

FINANCIAL STATEMENTS

F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Sensei Harbor Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sensei Harbor Corp. (the "Company") as of May 31, 2026 and May 31, 2025, and the related statements of operations, stockholders' deficiency, and cash flows for the year ended May 31, 2026 and for the period from March 3, 2025 (inception) through May 31, 2025, and the related notes (collectively, the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of Sensei Harbor Corp. as of May 31, 2026 and May 31, 2025, and the results of its operations and cash flows for the year ended May 31, 2026 and for the period from March 3, 2025 (inception) through May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we were required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Valley Stream, New York

July 27, 2026

We have served as the Company’s auditor since 2025.

PCAOB ID: 6631

F-11

SENSEI HARBOR CORP.

BALANCE SHEETS

	May 31, 2026	May 31, 2025

ASSETS
Current Assets
Cash and Cash Equivalents	$12,026	$3,500
Prepaid Expenses	898	–
Total Current Assets	12,924	3,500

Intangible Assets, Net	27,500	–

TOTAL ASSETS	$40,424	$3,500

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accounts Payable	$35,000	$8,000
Amounts Due to Related-Party	9,284	284
Deferred Revenue	13,802	–
Total Current Liabilities	58,086	8,284
Total Liabilities	58,086	8,284

Commitment and contingencies	–	–

STOCKHOLDER’S DEFICIT:
Common stock: $0.001 par value, 75,000,000 shares authorized, 3,500,000 shares issued and outstanding	3,500	3,500
Accumulated Deficit	(21,162)	(8,284)

Total Stockholder’s Deficit	(17,622)	(4,784)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$40,424	$3,500

The accompanying notes are an integral part of these unaudited financial statements.

F-12

SENSEI HARBOR CORP.

STATEMENTS OF OPERATIONS

For the year ended May 31, 2026, and the period from March 3, 2025 (inception) to May 31, 2025

	For the year ended May 31, 2026	For the period from March 3, 2025 (inception) to May 31, 2025

REVENUE:
Sales	$8,529	$–
Total Revenues	8,529	–

Cost of Goods Sold	9,000

Gross Profit	(471)	–

EXPENSES:
Amortization Expenses	5,500	–
General and Administrative Expenses	6,907	8,284
Total Expenses	12,407	8,284

Income (Loss) Before Income Taxes	(12,878)	(8,284)

Provision for Income Taxes	–	–

NET INCOME (LOSS)	$(12,878)	(8,284)

Net income (loss) per common share – basic	$(0.00)	(0.02)

Weighted average number of common shares outstanding – basic	3,500,000	3,500,000

The accompanying notes are an integral part of these unaudited financial statements.

F-13

SENSEI HARBOR CORP.

STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

For the year ended May 31, 2026, and the period from March 3, 2025 (inception) to May 31, 2025

				Total
	Common Stock		Accumulated	Stockholder’s
	Shares	Amount	Deficit	Equity (Deficit)

Balance as of March 3, 2025 (inception)	–	$–	$–	$–

Issuance of common stock	3,500,000	3,500	–	3,500

Net loss	–	–	(8,284)	(8,284)

Balance as of May 31, 2025	3,500,000	$3,500	$(8,284)	$(4,784)

Net loss	–	–	(12,878)	(12,878)

Balance as of May 31, 2026	3,500,000	$3,500	$(21,162)	$(17,622)

The accompanying notes are an integral part of these unaudited financial statements.

F-14

SENSEI HARBOR CORP.

STATEMENTS OF CASH FLOWS

For the year ended May 31, 2026, and the period from March 3, 2025 (inception) to May 31, 2025

	For the year ended May 31, 2026	For the period from March 3, 2025 (inception) to May 31, 2025

Cash Flows from Operating Activities:
Net Income (Loss)	$(12,878)	$(8,284)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization Expenses	5,500	–
Change in operating assets and liabilities:
Prepaid Expenses	(898)	–
Accounts Payable	(6,000)	8,000
Deferred Revenue	13,802	–
Net cash used in operating activities	(474)	(284)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	–	3,500
Amounts Due to Related-Parties	9,000	284
Net cash provided by financing activities	9,000	3,784

OVERVIEW
Net increase (decrease) in cash and cash equivalents	8,526	3,500
Cash and cash equivalents, beginning of the period	3,500	–
Cash and cash equivalents, end of the period	$12,026	$3,500

Non-Cash Investing Activities:
Capitalization of Mobile Application and Website	$33,000	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-15

SENSEI HARBOR CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the year ended May 31, 2026, and the period from March 3, 2025 (inception) to May 31, 2025

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sensei Harbor Corp. was incorporated in March 2025 under the laws of the State of Wyoming. We are a development-stage company currently initiating operations in software development and the online learning industry. Our primary focus is on building a universal, all-in-one platform for efficient corporate training and employee development. Our program will provide a seamless, user-friendly experience for all key users, including employees, managers, and administrators, involved in corporate training and development.

We aim to automate the employee training process, enhance skills and competencies, and increase business productivity and competitiveness. The platform provides a personalized approach to learning, adapting to employees' knowledge levels, roles, and career goals.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended May 31, 2026.

The Company’s year-end is May 31.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate the continuation of the Company as a going concern. The Company is a development-stage company with limited revenues. It had an accumulated deficit of $21,162 and a negative working capital of $45,162 as of May 31, 2026. As of May 31, 2025, the Company had an accumulated deficit of $8,284 and a net loss of $8,284 for the period from March 3, 2025 (inception) to May 31, 2025. In addition, the Company had not yet established a stable source of revenues sufficient to cover operating costs and allow it to continue operations over an extended period of time.

Management expects that the Company will continue to require additional capital to fund its operations in the near term. The Company intends to obtain additional financing through equity or debt financings and other potential capital sources. However, there can be no assurance that such financing will be available on acceptable terms, or at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-16

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customer”. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company recognizes revenue when the services are completed and delivered in accordance with the terms of the contract.

Revenue from service arrangements is recognized over time as services are performed. If services are provided evenly over the contract term, the Company recognizes revenue on a straight-line basis over the service period because that method best depicts the transfer of services to the customer.

For contracts billed in advance, amounts received before revenue is earned are recorded as deferred revenue and recognized as revenue as the related services are provided.

Revenue from one-time services is recognized when the service obligation is completed and the customer receives the benefit of the service.

Segmentation Information

The Company operates as a single operating and reportable segment. The Company's Chief Executive Officer serves as the Chief Operating Decision Maker ("CODM"). CODM evaluates the Company's financial performance, allocates resources, and makes operating decisions based on consolidated financial information. The CODM uses consolidated net income (loss) as the primary measure of segment profit or loss in assessing performance and allocating resources. Because the Company operates as a single reportable segment, substantially all of the Company's assets, revenues, and operating results are evaluated on a consolidated basis.

F-17

Revenue Concentration and Geographic Information

The Company's revenues are generated from customers utilizing its online educational and training platform. For the years ended May 31, 2026 and 2025, revenues were derived from the following countries:

	For the Year Ended May 31,
	2026		2025
Country	Revenue	%	Revenue	%
Singapore	$3,617	42%	$–	–%
Bulgaria	3,845	45%	–	–%
United States	1,067	13%	–	–%
Total	$8,529	100%	$–	–%

Substantially all revenues during the year ended May 31, 2026 were generated from three customers located in Singapore, Bulgaria and United States, respectively.

The following reflects the percentage of total revenues from customers who contributed at least 10% to our total revenues during the years ended May 31, 2026 and 2025:

	For the Year Ended May 31,
	2026		2025
Customer	Revenue	%	Revenue	%
Customer A	$3,617	42%	$–	–%
Customer B	3,845	45%	–	–%
Customer C	1,067	13%	–	–%
Total	$8,529	100%	$–	–%

No revenues were generated during the period from March 3, 2025 (inception) through May 31, 2025.

F-18

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (i) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Loss Per Share

The Company reports loss per share in accordance with Accounting Standards Codification (“ASC”) 260, “Earnings per Share”. Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of May 31, 2025.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

F-19

Recent Accounting Pronouncements

In November 2023, the Financial Standards Accounting Board (FASB) issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which enhances the transparency of income tax disclosures. The amendments require expanded information within the rate reconciliation, including both dollar amounts and percentage effects, and require disaggregation of income taxes paid by federal, state, and foreign jurisdictions. The ASU also requires additional detail regarding deferred tax assets and liabilities and valuation allowances. The guidance in ASU 2023-09 is effective for annual reporting periods in fiscal years beginning after December 15, 2024. As such, the Company adopted this ASU and has disclosed the required information in Note 6, Income Taxes.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – INTANGIBLE ASSETS

The Company follows the provisions of ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, which requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life.

In November 2025 the Company made non-cash purchase of mobile application and website for $33,000, which is being amortized over a three-year life. The amortization expense of the mobile application and website was $5,500 for the year ended May 31, 2026.

	May 31, 2026	May 31, 2025
Mobile Application and Website	$33,000	$–
Accumulated Amortization	(5,500)	–
Total	$27,500	$–

F-20

NOTE 4 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 30, 2025, the Company issued 3,500,000 shares of common stock to its president, Zaza Bladadze, for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of May 31, 2026 and May 31, 2025.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of May 31, 2026, the amount due to the Company’s president was $9,284, which consists of $284 of operating expenses the president paid on behalf of the Company for the period from March 3, 2025 through May 31, 2025 and $9,000 the services provided by the president to the Company for the year ended May 31, 2026. This loan is unsecured, non-interest bearing and due on demand.

Related party balances as of May 31, 2026 and 2025, were as follows:

	May 31, 2026	May 31, 2025
Zaza Bladadze	$9,284	$284
Total	$9,284	$284

F-21

NOTE 6 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the year ended May 31, 2026, and the period from March 3, 2025 (inception) to May 31, 2025, consists of the following:

	Year ended May 31, 2026	Rate, %	For the period from March 3, 2025 (inception) to May 31, 2025	Rate, %
Federal income tax benefit attributable to:
Current Operations	$12,878	(21)%	$8,284	(21)%
Less: valuation allowance	(12,878)	21%	(8,284)	21%
Net provision for Federal income taxes	$–	– %	$–	– %

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	May 31, 2026	May 31, 2025
Deferred tax asset attributable to:
Net operating loss carryover	$2,704	$1,740
Less: valuation allowance	(2,704)	(1,740)
Net deferred tax asset	$–	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $12,878 as of May 31, 2026, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On August 1, 2025, the Company entered into a Mobile Application and Website Purchase Agreement. The software is located at https://viducateplatform.com/. The Company became the owner of the Viducate software on November 25, 2025. The seller of the software agreed, under an addendum to the agreement dated December 20, 2025, that the payment would be deferred until October 25, 2026.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2026, through July 27, 2026, the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-22

PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

SENSEI HARBOR CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$16.57
Auditor Fees and Expenses	10,500.00
Legal Fees and Expenses	2,500.00
Transfer Agent Fees	2,000.00
TOTAL	$15,016.57

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Wyoming Revised Statutes and our bylaws.

Under the governing Wyoming statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Wyoming law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

II-1

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On March 30, 2024 Sensei Harbor Corp. offered and sold 3,500,000 shares of common stock to our sole officer and director, Zaza Bladadze, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. Sensei Harbor Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr. Zaza Bladadze received “restricted securities.”

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

5.1*	Legal Opinion

10.1*	Form of Subscription Agreement

10.2*	Vidukante Agreement

10.3*	Service & Platform Access Agreement #1

10.4*	Service & Platform Access Agreement #2

10.5*	Addendum to Mobile Applications and Website Purchase Agreement

10.6	Service & Platform Access Agreement #3

23.1	Qi CPA LLC

107*	Filing Fee Table

*Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of in Tbilisi ,Georgia on August 18, 2026.

Sensei Harbor Corp.

By:	/s/ Zaza Bladadze
Zaza Bladadze
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zaza Bladadze with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zaza Bladadze	Chief Executive Officer and Director	August 18, 2026
Zaza Bladadze	(Principal Executive Officer)

/s/ Zaza Bladadze	Chief Operating Officer, Director	August 18, 2026
Zaza Bladadze

/s/ Zaza Bladadze	Chief Financial Officer	August 18, 2026
Zaza Bladadze	(Principal Financial and Accounting Officer)

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